UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California	000-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23 2018, the board of directors (the “Board”) of McGrath RentCorp (the “Company”) appointed Kim Box as a member of the Company’s Board. Ms. Box will receive an annual cash retainer for Board services of $21,909 which is a pro-rated amount based on Ms. Box’s date of appointment, and was granted 1,100 restricted stock units with a fair market value of $68,420.

Ms. Box is currently President and CEO of Gatekeeper Innovation, Inc. a healthcare company that creates products to keep medications safe. She joined the company in 2016. Previously, Ms. Box had a successful 29-year career with Hewlett Packard, holding various executive positions, the most recent being Vice President Global IT Services, a positon she held until 2009 when she left the company. Ms. Box has been a director on the board of directors of American River Bank (NASDAQ: AMRB) since 2012 and is the Chair of the Directors Loan Committee. Ms. Box holds a Bachelor of Science in Business Administration with a concentration in Management and a minor in Computer Science from the California State University, Chico, and completed the Executive Development Program at The Wharton School of the University of Pennsylvania.

The Company intends to enter into its standard director indemnification agreement with Ms. Box, the form of which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 that was filed with the U.S. Securities and Exchange Commission on March 18, 2002.

There is no arrangement or understanding between Ms. Box and any other person pursuant to which Ms. Box was selected as a director. Ms. Box does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23 2018, the Board approved the amendment and restatement of the bylaws of the Company (the “A&R Bylaws”), effective as of July 23 2018. The sole modification in the A&R Bylaws is to set the exact number of directors on the Board at eight in Section 3.2 of the A&R Bylaws.

The full text of the A&R Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of McGrath RentCorp, effective as of July 23, 2018.

99.1	Press Release, dated July 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: July 23, 2018	By:	/s/ Keith E. Pratt
Keith E. Pratt
Executive Vice President and Chief Financial Officer

3